Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

Exhibit 23.2

Board of Directors
Neema, Inc.
Vancouver, BC
Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 7, 2006, on the financial statements of Neema, Inc. as of April 30, 2006 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington
July 19, 2006